Exhibit 10.38

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT is made as of November 25, 2008 (the “Agreement”), by and among CCMP Capital Investors II, L.P. (“CCMP”), CCMP Capital Investors (Cayman) II, L.P. (“Cayman”, and together with CCMP, the “Investors”) and GPS CCMP Acquisition Corp., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Generac Acquisition Corp., a wholly-owned subsidiary of the Company, and Generac Power Systems, Inc. (the “Borrower”), are each a party to that certain Credit Agreement dated as of November 10, 2006 (the “First Lien Credit Agreement”), by and among JPMorgan Chase Bank, N.A., Barclays Bank PLC, Goldman Sachs Credit Partners L.P. and the other lenders party thereto (the “First Lien Lenders”), and that certain Credit Agreement, dated as of November 10, 2006 (the “Second Lien Credit Agreement”, and together with the First Lien Credit Agreement, the “Credit Agreements”), by and among JPMorgan Chase Bank, N.A., Wilmington Trust Company, J.P. Morgan Securities Inc., Barclays Bank PLC, Goldman Sachs Credit Partners L.P. and the other lenders party thereto (the “Second Lien Lenders”, and together with the First Lien Lenders, the “Lenders”), pursuant to which the Lenders made certain term and revolving loans (the “First Lien Term Loans” and the “Second Lien Term Loans,” respectively) to the Borrower upon the terms and conditions set forth therein;

WHEREAS, the Borrower is an indirect, wholly-owned subsidiary of the Company;

WHEREAS, as of November 1, 2008, the Investors and their affiliates own, in the aggregate, 69,152 shares of the Company’s Class B Voting Common Stock, representing 87.4% of the voting power of all the Company’s stockholders;

WHEREAS, the Investors have purchased (i) certain First Lien Term Loans in an aggregate principal amount of $10,000,000 at an aggregate cost to the Investors of $6,730,250, and (ii) certain Second Lien Term Loans in an aggregate principal amount of $144,916,667 at an aggregate cost to the Investors of $72,148,458 (collectively, the “Purchased Loans”) and, as a result thereof, have become Lenders under the First Lien Credit Agreement and the Second Lien Credit Agreement;

WHEREAS, the Investors desire to transfer such Purchased Loans to the Company (the “Exchange”) in exchange for that number of shares of Series A Preferred Stock of the Company (the “Preferred Shares”), as set forth opposite each such Investor’s name on Exhibit A hereto, which Preferred Shares shall have an aggregate Series A Preferred Paid-in Capital (as defined in that certain Certificate of Designation dated November     , 2008) equal to the aggregate cost incurred by the Investors to purchase the Purchased Loans;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.            Exchange. The parties hereby agree that effective immediately upon the execution and delivery of this Agreement, each Investor is transferring to the Company, and the Company is accepting and receiving, the Purchased Loans in exchange for the number of Preferred Shares set forth opposite such Investor’s name on Exhibit A hereto. The parties further agree that upon the Exchange and the delivery of the Preferred Shares in exchange therefor, (i) the Investors and the Company will execute and deliver the Assignment and Acceptance Agreements required to be executed and delivered under each of the First Lien Credit Agreement and the Second Lien Credit Agreement in connection with the Exchange, (ii) neither Investor shall have any further obligations in respect of any of the Purchased Loans, and (iii) the Preferred Shares, when issued, shall be fully paid and non-assessable.

2.            Investor Representation and Warranties. In connection with the consummation of the transactions contemplated hereby, each Investor represents and warrants to the Company as follows:

(a)           Authority. Such Investor has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Such Investor has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of such Investor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(b)          Accredited Investor. Such Investor is an “Accredited Investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended, and has business or financial experience from which it could be reasonably assumed that the Investor has the capacity to protect its own interest in connection with the transaction.

3.            Company Representation and Warranties. In connection with the consummation of the transactions contemplated hereby, the Company represents and warrants to each Investor as follows:

(a)            Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all company action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery by the Investor, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b)            Authorization of Preferred Shares. The Preferred Shares have been duly authorized.

4.           Miscellaneous.

(a)           Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

(b)           Governing Law. This Agreement shall be governed by the laws of the State of New York as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

(c)           Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement sets forth the entire understanding of the parties, and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the specific subject matter hereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof other than those set forth or referred to herein. All exhibits hereto shall be deemed a part of this Agreement.

(d)           No Waiver; Amendments in Writing. No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and each Investor.

(e)           Binding Effect; Assignment. The rights and obligations of each party under this Agreement may not be assigned to any other person; provided that each Investor shall have the right to assign its rights and obligations hereunder to any of its affiliated investment funds. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement, and their respective successors and assigns. This Agreement shall be binding upon the Company and each Investor and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

GPS CCMP ACQUISITION CORP.

By:	/s/ Aaron P. Jagdfeld
Name: Aaron P. Jagdfeld
Title:

CCMP CAPITAL INVESTORS (CAYMAN) II, L.P.

By:	CCMP Capital Associates, L.P., its General Partner

By:	CCMP Capital Associates, GP, LLC, its General Partner

By:	/s/ [ILLEGIBLE]
Name:
Title:

CCMP CAPITAL INVESTORS II, L.P.

By:	CCMP Capital Associates, L.P., its General Partner

By:	CCMP Capital Associates, GP, LLC, its General Partner

By:	/s/ [ILLEGIBLE]
Name:
Title: